EXHIBIT 99.1

Terra Tech CEO Derek Peterson to Participate on Upcoming Cannabis Industry Panels

NEWPORT BEACH, Ca. – March 3, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech”) or (the “Company”), a vertically integrated cannabis-focused agriculture company, today announced that its CEO, Derek Peterson, will participate on two upcoming cannabis industry panels. Mr. Peterson will be a panelist at the California Cannabis Industry Association's (CCIA) 2nd Annual Policy Conference on March 7th, 2017, and MJIC Media’s 3rd Annual Spring Cannabis Business Expo on March 8th, 2017.

Mr. Peterson will be participating on the Emerging Market Opportunities Panel at the upcoming California Cannabis Industry Association's (CCIA) 2nd Annual Policy Conference in Sacramento, CA. The one-day conference is an opportunity for key stakeholders, industry professionals, elected officials, business owners, and members of the grassroots who attend to discuss cannabis policy. For more information visit http://bit.ly/2mxVNr6

Mr. Peterson will also be participating on the U.S. CEO Roundtable discussion at the 3rd Annual Spring Cannabis Business Expo in San Diego, CA. The three-day Expo will feature more than a dozen thought leaders and speakers from leading public cannabis companies who will discuss the public cannabis markets. Sponsored by the Marijuana Investor Summit, the event is designed to provide a full day of education, immersing attendees in the opportunities and risks within the world of cannabis stocks. For more information visit http://www.calcanbizexpo.com/ .

Derek Peterson, Terra Tech’s Chief Executive Officer, stated, "I am honored to be included among thought leaders and prominent industry spokespersons to discuss the future of the cannabis industry. As CEO of one the country’s leading vertically integrated medical cannabis companies, I am faced on a daily basis with the challenges and opportunities inherent to each stage of the cannabis lifecycle, from cultivation, to extraction, to retail. I look forward to discussing the prospects of the industry with other leaders in the cannabis sector at a time when it is undergoing rapid transformation.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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